UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2010

Lexicon United Incorporated
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-33131	06-1625312
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4500 Steiner Ranch Blvd., Suite 1708, Austin, TX		78732
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (512) 266-3507

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement	3
Item 2.01 Completion of Acquisition or Disposition of Assets	5

PART I
Item 1. Description of Business	5
Item 2. Management’s Discussion and Analysis or Plan of Operation	17
Item 3. Description of Property	19
Item 4. Security Ownership of Certain Beneficial Owners and Management	19
Item 5. Directors, Executive Officers, Promoters and Control Persons	20
Item 6. Executive Compensation	21
Item 7. Certain Relationships and Related Transactions, and Director Independence	22
Item 8. Description of Securities.	23

PART II
Item 1. Market Price of and Dividends on the Registrant’s Common Equity and Other Shareholder Matters	23
Item 2. Legal Proceedings	23
Item 4. Recent Sales of Unregistered Securities	24
Item 5. Indemnification of Directors and Officers	24

PART F/S
Item 3.02 Unregistered Sales of Equity Securities	25
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	25
Item 9.01 Financial Statements And Exhibits	25

SIGNATURES	26

EXHIBIT INDEX	27

Item 1.01 Entry into a Material Definitive Agreement.

(1)           On October 21, 2010, Lexicon United Incorporated (the “Company”) completed its previously announced merger (“Merger”) with Pathworks PCO of Florida, Inc. (“Pathworks-Florida”), pursuant to which Pathworks-Florida became a wholly-owned subsidiary of the Company.

Pathworks-Florida is engaged in the business of development, installation and operation of fiber optic telecommunications delivery systems for multi-family residential units. One of the Company’s shareholders, Pathworks, Inc. (“Pathworks”), is a party to a Master Agreement (the “Master Agreement”) with CenturyTel Services Group, LLC (“CenturyLink”), pursuant to which, Pathworks, has rights with respect to bulk content pricing and tariffs applicable to services to be provided in certain identified markets.  In furtherance of its performance under the Master Agreement, Pathworks has assigned certain of its rights and responsibilities under the Master Agreement to Pathworks-Florida.  In exchange, Pathworks-Florida has entered into a royalty agreement with Pathworks whereby Pathworks-Florida would pay Pathworks a royalty for the first five years of service provided to Pathworks-Florida customers and thereafter such service would continue to be provided by Pathworks-Florida on a royalty-free basis

Pursuant to the terms of the Merger, at the Closing, Pathworks-Florida shareholders exchanged all of their issued and outstanding Pathworks-Florida stock for an aggregate of 8,715,000 shares of the Company’s common stock, which equaled forty-seven percent (47%) of the pro-forma, fully-diluted shares of the Company’s common stock immediately following the Closing.

At the Closing, James A. Grimwade, a shareholder of Pathworks-Florida, was appointed to the board of directors of the Company.

(2)           On September 20, 2010, a wholly-owned subsidiary of the Company, Chesscom Management Advisors, Inc. (“Advisor”) entered into a Management Advisory Agreement (“Advisory Agreement”) with Chesscom Technologies, Inc. (“Chesscom”).  Pursuant to the terms of the Advisory Agreement, the Company agreed to do the following:

(a) serve as Chesscom’s sole and exclusive operations and financial advisor and, as requested by the Board, provide such information and data as may be requested from time to time with respect to the Chesscom’s operations and financial results;

(b) provide the daily management of Chesscom and perform and supervise the various administrative functions reasonably necessary for the management of Chesscom;

(c) maintain and preserve the books and records of Chesscom, including maintaining the accounting and other record-keeping functions with respect to Chesscom;

(d) investigate, select, and, on behalf of Chesscom, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, corporate fiduciaries, depositaries, custodians, agents for collection, insurers, insurance agents, banks, construction contractors, developers, property owners, property management companies, real estate operating companies, securities investment advisors, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of Chesscom with any of the foregoing;

(e) make capital investments in and dispositions within the discretionary limits and authority as granted by the Board and in accordance with the Articles of Incorporation;

(f) consult with the Board and assist the Board in the formulation and implementation of Chesscom’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the financial and operational objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by Chesscom;

(g) select joint venture partners, structure corresponding agreements and oversee and monitor these relationships;

(h) recommend to the Board of Directors appropriate transactions which would provide liquidity to the Company;

(i) oversee the performance by a third party or Affiliates, including collection of payments due from third parties the payment of expenses related to Chesscom’s business and operations;

(j)  review, analyze and comment upon the operating budgets, capital budgets and the like and aggregate these budgets into Chesscom’s overall budget;

(k) review and analyze on-going financial information pertaining to Chesscom’s operations;

(l) if an action or transaction requires approval by the Board of Directors, deliver to the Board of Directors all documents requested by them in their evaluation of the proposed action or transaction;

(m) formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, financing and marketing of Chesscom;

(n) (i) locate, analyze and select potential business opportunities; (ii) structure and negotiate the terms and conditions of transactions for new business opportunities; (iii) make investments on behalf of Chesscom in compliance with the investment objectives and policies of Chesscom; (iv) on a best efforts basis, arrange for financing and otherwise deal with Chesscom’s assets and investments; (v) enter into supply agreements, leases and acquire property interests related to Chesscom’s operations; (vi) enter into service contracts; (vii) oversee the performance of all third-party contractors; and (viii) to the extent necessary, perform all other operational functions for the operation and maintenance of Chesscom and its assets;

(o) obtain the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board, as the case may be, for any and all investments outside of the ordinary course of Chesscom’s business;

(p) negotiate on behalf of Chesscom with banks or lenders for loans to be made to Chesscom; provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of Chesscom;

(q) on behalf of Chesscom, maintain, customary insurance, including but not limited to customary fire, casualty and public liability insurance;

(r)  from time to time, or at any time reasonably requested by the Board, provide information or make reports to the Board related to its performance of services to Chesscom under this Agreement;

(s)  provide Chesscom with all necessary cash management services;

(t) notify the Board of all proposed material transactions before they are completed;

(u) supervise the preparation and filing and distribution of returns and reports to governmental agencies;

(v)  establish and maintain bank accounts on behalf of Chesscom pursuant to the terms of the Advisory Agreement;

(w) at the expense of Chesscom, provide office space, equipment and personnel as required for the performance of the foregoing services as the Advisor; and

(x) do all things it reasonably deems necessary to assure its ability to render the services described in the  Advisory Agreement.

The terms of the Advisory Agreement is one year, subject to renewal at the end of the initial term.  Chesscom agreed to pay the Company an annual management fee of $52,000, payable bi-monthly.  The Company is also entitled to reimbursement of all expenses incurred in connecti0n with the Advisory Agreement.

A copy of the Advisory Agreement is attached as Exhibit 10.2.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 1.01, Entry into a Material Definitive Agreement.

Part I

FORWARD-LOOKING STATEMENTS

Statements in this current report on Form 8-K may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These forward looking statements include, without limitation, those statements contained in this current report regarding our ability to successfully complete development of our product, the capabilities, performance and competitive advantages of our products following completion of development, our ability to compete and successfully sell our product in our target markets, our future hiring of sufficient numbers and types of qualified employees, any competitive advantage or protection that our intellectual property rights will provide to us and the occurrence and timing of the availability of our product, the establishment of reference sites and initial commercial sales of our product. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis or Plan of Operation” in this current report and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this current report.

Item 1. Description of Business.

Description of the Transaction.

On July 20, 2010, all of the members of Ethos Media, LLC (“Ethos”) exchanged their membership interests for shares in Pathworks Corporation, Inc., (“Pathworks”) a Florida corporation; as a result of this transaction, the members of Ethos became the 100% shareholders of Pathworks and Ethos became the wholly owned subsidiary of Pathworks.

Subsequently, on July 20, 2010, Pathworks exchanged its 100% ownership of Ethos pursuant to a joint venture agreement with Chesscom Technologies, Inc., A Nevada Corporation and James G. Grimwade, (“Grimwade”) an individual.  Under the agreement, Pathworks obtained a 51% interest in the joint venture entity, Pathworks-Florida; Chesscom Technologies received a 39% interest in Pathworks-Florida and Grimwade received a 10% interest in Pathworks-Florida.

On October 21, 2010, Lexicon United Incorporated (the “Company”) completed its previously announced merger (“Merger”) with Pathworks PCO of Florida, Inc. (“Pathworks-Florida”), pursuant to which Pathworks-Florida became a wholly-owned subsidiary of the Company.

Pathworks-Florida is engaged in the business of development, installation and operation of fiber optic telecommunications delivery systems for multi-family residential units. One of the Company’s shareholders, Pathworks, Inc. (“Pathworks”), is a party to a Master Agreement (the “Master Agreement”) with CenturyTel Services Group, LLC (“CenturyLink”), pursuant to which, Pathworks, has rights with respect to bulk content pricing and tariffs applicable to services to be provided in certain identified markets.  In furtherance of its performance under the Master Agreement, Pathworks has assigned certain of its rights and responsibilities under the Master Agreement to Pathworks-Florida.  In exchange, Pathworks-Florida has entered into a royalty agreement with Pathworks whereby Pathworks-Florida would pay Pathworks a royalty for the first five years of service provided to Pathworks-Florida customers and thereafter such service would continue to be provided by Pathworks-Florida on a royalty-free basis

Pursuant to the terms of the Merger, at the Closing, Pathworks-Florida shareholders exchanged all of their issued and outstanding Pathworks-Florida stock for an aggregate of 8,715,000 shares of the Company’s common stock, which equaled forty-seven percent (47%) of the pro-forma, fully-diluted shares of the Company’s common stock immediately following the Closing.

At the Closing, James A. Grimwade, a shareholder of Pathworks-Florida, was appointed to the board of directors of the Company.

Business of Pathworks-Florida.

Pathworks-Florida is a Florida-based provider of High Definition television, next generation Internet access, and carrier-class telephone services delivered via state-of-the-art fiber to the home networks.  With a focus on condominium properties and planned communities, Pathworks-Florida leverages strategic relationships with CenturyLink (NYSE: CTL), Dish Network (NASDAQ: DISH) and DirecTV (NASDAQ: DTV) to provide subscribers with access to over 265 digital channels with more than 130 available to be delivered in high definition.  On August 2, 2010, Pathworks-Florida entered into a definitive agreement for merger with and acquisition by Lexicon United.  This transaction closed on October 21, 2010.

Pathworks-Florida has a special focus on building fiber optic infrastructure and marketing its services to community associations in the regulated carrier territory serviced by CenturyLink.  This territory includes several metropolitan areas in central and southwest Florida including but not limited to Naples, Ft. Myers, Tampa and Orlando.  Pursuant to an agreement with CenturyLink, the company has the ability to purchase television, Internet and telephone content and bandwidth at a wholesale rate and deliver these services at a significant mark-up over company deployed, controlled and serviced fiber optic networks. Pathworks-Florida enters into long term (ten years or greater) agreements to be the exclusive provider of these multimedia and telecom services to its client community associations.  Outside of CenturyLink territory, the company leverages the local carrier for Internet and its agreements with DirecTV and Dish Network for television content.  As a part of the company’s growth strategy, it is expected that Pathworks-Florida will establish its own satellite head-end and based of content reception for franchise delivery over leased fiber to Pathworks-Florida client networks.

In order to evolve from a development stage to a growth business, the Company will seek to raise an additional approximately $2,000,000 in operating capital and an additional $20,000,000 of collateralizable investment to support the Company’s growth.  This investment would finance the deployment of fiber optic infrastructure on client properties in exchange for ten to fifteen year contracts for Pathworks-Florida to be the exclusive provider to the homeowners association of television, Internet and voice.  Assuming that the Company can raise the required investment, the Company has a goal of achieving annual revenues of $100 Million within five years.

The Company currently has a sales pipeline of many interested condominium units (and homes in gated communities) that are struggling to receive current generation High Definition television and high-speed Internet services.  These struggles result from the fact that (a) in many cases, the existing coaxial cable is physically unable to service the growing demands for high definition television content, (b) the franchise cable provider is trying to offer services to too many customers using a single fiber node, (c) higher speed Internet connections cannot be achieved due to the bandwidth limitations of the properties coaxial cable infrastructure, (d) the franchise cable companies have alienated a number of consumers and home owner and condominium groups with its poor customer service and somewhat heavy handed business practices and accordingly, have evoked extreme animosity, and (e) the franchise cable provider is taking no responsibility for the need to upgrade their clients’ infrastructure.

The existing aging coaxial networks are able to deliver some of the High Definition, high speed Internet and Video on Demand features that are being demanded by homeowners.  The inherent disconnect between utilizing such services and receiving actual value is that franchise cable operators are dramatically encumbered by the physical limitations of the coaxial cable plant on the properties and as such cannot deliver these services without a capital investment that neither the franchise cable operators nor the home owners associations would prefer to make.

The installation of a new fiber optic backbone on the client property (at the Company’s expense) provides the ability to deliver what the franchise cable companies cannot:  (1) nearly unlimited capacity to delivery High Definition television content, (2) gigabit Internet delivery capacity over the backbone, (3) exponentially greater capacity to deliver Video-on-Demand and (4) multiple choices to receive television programming that is tailored to the needs, desires and wishes of the property (i.e. from CenturyLink, Dish Network, DirecTV or a Pathworks-Florida head-end).

Pathworks-Florida services provide the following value proposition for the consumer:  (1) The client gets an immediate upgrade to the physical plant of their property.  The new fiber optic network allows for the delivery of ALL current and future generation services for television, Internet, phone, and multimedia with virtually no investment from the association, (2) the Internet speeds that will be offered as demand scales up will no longer be limited by the physical cable in the walls, but rather by the price of bandwidth.  As demand increases, only fiber networks will have the ability to increase supply without having dramatic cost increases, (3) only television programming delivery over Fiber has the ability to deliver multiple HD streams of television to multiple homes while simultaneously delivering Video-on-Demand services and Internet speeds over 50 Mbps, (4) only the ultra-high bandwidth provided for by fiber will allow for Video-on-Demand services to be truly ON DEMAND, (5) we have a special agreement with CenturyLink to deliver, in their territory, a land line telephone service with unlimited long distance that is powered by the Central Office, (6) we make a long-term commitment to a basic bulk service delivered to the property that does not require the use of a set-top box or receiver, (7) we offer 118 channels in our basic line-up in contrast to the 72 channels offered by the franchise operator, (8) we will be able to offer more competitive triple play services in terms of pricing than any other provider because of our competitive advantage, organizational structure and cost control, (9) the client is released from the monopoly of the franchise cable provider, and (10) we offer maximum annual increases for service cost at 3.9% versus the franchise provider who typically increases their service costs by as much as 5% - 8% per year.

The Company is targeting just over one percent of the more than 8 Million individual condominium units and homes in gated communities in Florida and has made significant introductions into as many as 50 to 60 properties or groups controlling perhaps as many as 150,000 to 165,000 subscription units.

Pathworks-Florida has created several strategic relationships to develop operational and fiber network deployment facilities and to leverage the capacity of each to engineer, install and maintain the infrastructure contracted by the Company.  Pathworks-Florida has a sales pipeline established that it expects will support the growth of the business to 60,000 units receiving services by the end of 2013.  Utilizing the Company’s internal assumptions, these units would support nearly $54 Million in annual revenue. The company has presently 180 units that represented its pilot services, 1930 units under contract, an additional 3,500 units with contracts pending financing, and 15,000 units in negotiations, half of which the Company hopes to bring under contract by February 2011.  Further, management believes that it has a pipeline of nearly 150,000 units with whom they are in active contact and pursing sales opportunities through direct contact, management companies and developers.

Management estimates that it can grow the Company from its pilot customer base of 184 subscribers or end users to 115,000 by December 31, 2115.  Management also believes that by December 31, 2115 it will have its contracts with homeowners association and condominium groups extending or extended for at least 10 years forward.

Pathworks-Florida is essentially a cash business, collecting receivables from the client on a monthly basis.  A high percentage of the Company’s billing will be direct with home and condo owners associations that are in many instances required to provide media content (cable, etc) under the terms of their association bylaws.  The Company believes that these high-end condominium associations are orders of magnitude less likely to default than any individual subscriber.

RISK FACTORS

        An investment in our common stock involves a number of risks. You should carefully read and consider the following risks as well as the other information contained in this prospectus, including the financial statements and the notes to those financial statements, before making an investment decision. The realization of any of the risks described below could have a material adverse affect on our business, financial condition, results of operations, cash flows and/or future prospects. The trading price of our common stock could decline due to any of these risks, and you could lose part or all of your investment. The order of these risk factors does not reflect their relative importance or likelihood of occurrence.

Risks Related to Our Business and Industry

The Company must raise Additional Capital to Carry Out its Business Plan

The achievement of the Company’s business plan is highly dependent on our ability to raise additional capital.  Our business is highly capital intensive and our ability to service new customers is dependent on our direct investment in the customer’s infrastructure. There is no guarantee that the Company will be able to access additional capital at rates and on terms which are attractive to the Company, if at all.

Our business and operations are experiencing rapid growth. If we fail to effectively manage our growth, our business and operating results could be harmed.

We have experienced and expect to continue to experience rapid growth in our operations, which has placed, and will continue to place, significant demands on our management, operational and financial infrastructure. If we do not effectively manage our growth, the quality of our products and services could suffer, which could negatively affect our operating results. This growth will require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to manage our growth and our financial position.

If we were to lose the services of key members of our management team, we may not be able to execute our business strategy.

Our future success depends in a large part upon the continued service of key members of our senior management team, who are critical to the overall management of the company as well as the development of our technology, our culture and our strategic direction. The loss of any of our management or key personnel could seriously harm our business.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel, hire qualified personnel, we may not be able to grow effectively.

Our performance largely depends on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Competition in our industry for qualified employees is intense, and certain of our competitors have directly targeted our employees. In addition, our compensation arrangements, such as our equity award programs, may not always be successful in attracting new employees and retaining and motivating our existing employees. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

We have a short operating history and a relatively new business model in an emerging and rapidly evolving market. This makes it difficult to evaluate our future prospects and may increase the risk that we will not continue to be successful.

We only commenced business in 2009 and we have only a short operating history with our business model. As a result, we have only a short operating history to aid in assessing our future prospects. We will encounter risks and difficulties as a company operating in a new and rapidly evolving market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

We operate in a very competitive business environment, which affects our ability to attract and retain customers and can adversely affect our business and operations.

The industry in which we operate is highly competitive and has become more so in recent years.  In some instances, we compete against companies with fewer regulatory burdens, better access to financing, greater personnel resources, greater resources for marketing, greater and more favorable brand name recognition, and long-established relationships with regulatory authorities and customers.  Increasing consolidation in the cable industry and the repeal of certain ownership rules have provided additional benefits to certain of our competitors, either through access to financing, resources, or efficiencies of scale.

Our principal competitors for video services throughout our territory are DBS providers.  The two largest DBS providers are DirecTV and DISH Network.  Competition from DBS, including intensive marketing efforts with aggressive pricing, exclusive programming and increased high definition broadcasting has had an adverse impact on our ability to retain customers. DBS has grown rapidly over the last several years.  DBS companies have also expanded their activities in the MDU market.  The cable industry, including us, has lost a significant number of video customers to DBS competition, and we face serious challenges in this area in the future.

Telephone companies, including two major telephone companies, AT&T and Verizon, offer video and other services in competition with us, and we expect they will increasingly do so in the future.  Upgraded portions of these networks carry two-way video, data services and provide digital voice services similar to ours.  In the case of Verizon, high-speed data services operate at speeds as high as or higher than ours.  In addition, these companies continue to offer their traditional telephone services, as well as service bundles that include wireless voice services provided by affiliated companies.   AT&T and Verizon have also launched campaigns to capture more of the MDU market.  Additional upgrades and product launches are expected in markets in which we operate. With respect to our Internet access services, we face competition, including intensive marketing efforts and aggressive pricing, from telephone companies and other providers of DSL.  DSL service competes with our high-speed Internet service and is often offered at prices lower than our Internet services, although often at speeds lower than the speeds we offer.  In addition, in many of our markets, these companies have entered into co-marketing arrangements with DBS providers to offer service bundles combining video services provided by a DBS provider with DSL and traditional telephone and wireless services offered by the telephone companies and their affiliates.  These service bundles offer customers similar pricing and convenience advantages as our bundles.  Moreover, as we continue to market our telephone offerings, we will face considerable competition from established telephone companies and other carriers.

Mergers, joint ventures, and alliances among franchised, wireless, or private cable operators, DBS providers, local exchange carriers, and others, may provide additional benefits to some of our competitors, either through access to financing, resources, or efficiencies of scale, or the ability to provide multiple services in direct competition with us.

In addition to the various competitive factors discussed above, our business is subject to risks relating to increasing competition for the leisure and entertainment time of consumers. Our business competes with all other sources of entertainment and information delivery, including broadcast television, movies, live events, radio broadcasts, home video products, console games, print media, and the Internet.  Technological advancements, such as video-on-demand, new video formats, and Internet streaming and downloading, have increased the number of entertainment and information delivery choices available to consumers, and intensified the challenges posed by audience fragmentation. The increasing number of choices available to audiences could also negatively impact advertisers’ willingness to purchase advertising from us, as well as the price they are willing to pay for advertising.  If we do not respond appropriately to further increases in the leisure and entertainment choices available to consumers, our competitive position could deteriorate, and our financial results could suffer.

Our services may not allow us to compete effectively.  Additionally, as we expand our offerings to include other telecommunications services, and to introduce new and enhanced services, we will be subject to competition from other providers of the services we offer.  Competition may reduce our expected growth of future cash flows which may contribute to future impairments of our franchises and goodwill.

Economic conditions in the United States may adversely impact the growth of our business.

We believe that the weakened economic conditions in the United States, including a continued downturn in the housing market over the past year and increases in unemployment, have adversely affected consumer demand for our services, especially premium services. If these conditions do not improve, we believe the growth of our business and results of operations will be further adversely affected which may contribute to future impairments of our franchises.

We face risks inherent in our telephone services.

Continued growth in our residential telephone business faces risks.  The competitive landscape for residential and commercial telephone services is intense; we face competition from providers of Internet telephone services, as well as incumbent telephone companies.  Further, we face increasing competition for residential telephone services as more consumers in the United States are replacing traditional telephone service with wireless service.  We depend on interconnection and related services provided by certain third parties for the growth of our commercial business.  As a result, our ability to implement changes as the services grow may be limited.  If we are unable to meet these service level requirements or expectations, our commercial business could be adversely affected.  Finally, we expect advances in communications technology, as well as changes in the marketplace and the regulatory and legislative environment. Consequently, we are unable to predict the effect that ongoing or future developments in these areas might have on our telephone and commercial businesses and operations.

Our exposure to the credit risks of our customers, vendors and third parties could adversely affect our cash flow, results of operations and financial condition.

We are exposed to risks associated with the potential financial instability of our customers, many of whom have been adversely affected by the general economic downturn.  Dramatic declines in the housing market over the past year, including falling home prices and increasing foreclosures, together with significant increases in unemployment, have severely affected consumer confidence and caused increased delinquencies or cancellations by our customers or lead to unfavorable changes in the mix of products purchased.  The general economic downturn has also affected advertising sales, as companies seek to reduce expenditures and conserve cash.  These events have adversely affected, and may continue to adversely affect our cash flow, results of operations and financial condition.

In addition, we are susceptible to risks associated with the potential financial instability of the vendors and third parties on which we rely to provide products and services or to which we outsource certain functions.  The same economic conditions that may affect our customers, as well as volatility and disruption in the capital and credit markets, also could adversely affect vendors and third parties and lead to significant increases in prices, reduction in output or the bankruptcy of our vendors or third parties upon which we rely.  Any interruption in the services provided by our vendors or by third parties could adversely affect our cash flow, results of operation and financial condition.

We may not have the ability to reduce the high growth rates of, or pass on to our customers, our increasing programming costs, which would adversely affect our cash flow and operating margins.

In recent years, the cable TV industry has experienced a rapid escalation in the cost of programming.  We expect programming costs to continue to increase, because of a variety of factors including amounts paid for retransmission consent, annual increases imposed by programmers and additional programming, including high definition and OnDemand programming, being provided to customers.  The inability to fully pass these programming cost increases on to our customers could have an adverse impact on our cash flow and operating margins associated with the video product.

Increased demands by owners of some broadcast stations for carriage of other services or payments to those broadcasters for retransmission consent are likely to further increase our programming costs.  Federal law allows commercial television broadcast stations to make an election between “must-carry” rights and an alternative “retransmission-consent” regime.  Carriage of these other services, as well as increased fees for retransmission rights, may increase our programming expenses and diminish the amount of capacity we have available to introduce new services, which could have an adverse effect on our business and financial results.

Our inability to respond to technological developments and meet customer demand for new products and services could limit our ability to compete effectively.

Our business is characterized by rapid technological change and the introduction of new products and services, some of which are bandwidth-intensive.  We may not be able to fund the capital expenditures necessary to keep pace with technological developments, or anticipate the demand of our customers for products and services requiring new technology or bandwidth.  Our inability to maintain and expand our upgraded systems and provide advanced services in a timely manner, or to anticipate the demands of the marketplace, could materially adversely affect our ability to attract and retain customers.  Consequently, our growth, financial condition and results of operations could suffer materially.

We depend on third party service providers, suppliers and licensors; thus, if we are unable to procure the necessary services, equipment, software or licenses on reasonable terms and on a timely basis, our ability to offer services could be impaired, and our growth, operations, business, financial results and financial condition could be materially adversely affected.

We depend on third party service providers, suppliers and licensors to supply some of the services, hardware, software and operational support necessary to provide some of our services.  We obtain these materials from a limited number of vendors, some of which do not have a long operating history or which may not be able to continue to supply the equipment and services we desire.  Some of our hardware, software and operational support vendors, and service providers represent our sole source of supply or have, either through contract or as a result of intellectual property rights, a position of some exclusivity.  If demand exceeds these vendors’ capacity or if these vendors experience operating or financial difficulties, or are otherwise unable to provide the equipment or services we need in a timely manner and at reasonable prices, our ability to provide some services might be materially adversely affected, or the need to procure or develop alternative sources of the affected materials or services might delay our ability to serve our customers.  These events could materially and adversely affect our ability to retain and attract customers, and have a material negative impact on our operations, business, financial results and financial condition.  A limited number of vendors of key technologies can lead to less product innovation and higher costs.  For these reasons, we generally endeavor to establish alternative vendors for materials we consider critical, but may not be able to establish these relationships or be able to obtain required materials on favorable terms.

Malicious and abusive Internet practices could impair our high-speed Internet services.

Our high-speed Internet customers utilize our network to access the Internet and, as a consequence, we or they may become victim to common malicious and abusive Internet activities, such as peer-to-peer file sharing, unsolicited mass advertising (i.e., “spam”) and dissemination of viruses, worms, and other destructive or disruptive software.  These activities could have adverse consequences on our network and our customers, including degradation of service, excessive call volume to call centers, and damage to our or our customers' equipment and data.  Significant incidents could lead to customer dissatisfaction and, ultimately, loss of customers or revenue, in addition to increased costs to service our customers and protect our network.  Any significant loss of high-speed Internet customers or revenue, or significant increase in costs of serving those customers, could adversely affect our growth, financial condition and results of operations.

If we are unable to attract new key employees, our ability to manage our business could be adversely affected.

Our ability to hire new key employees for management positions could be impacted adversely by the competitive environment for management talent in the telecommunications industry.  The loss of the services of key members of management and the inability to hire new key employees could adversely affect our ability to manage our business and our future operational and financial results.

Risks Related to Regulatory and Legislative Matters

Our business is subject to extensive governmental legislation and regulation, which could adversely affect our business.

Regulation of the telecommunications industry has increased cable operators' operational and administrative expenses and limited their revenues.  Telecommunications operators are subject to, among other things:

•	rules governing the provision of telecommunications equipment and compatibility with new digital technologies;

•	rules and regulations relating to subscriber and employee privacy;

•	limited rate regulation;

•	rules governing the copyright royalties that must be paid for retransmitting broadcast signals;

•	requirements governing when a telecommunications system must carry a particular broadcast station and when it must first obtain consent to carry a broadcast station;

•	requirements governing the provision of channel capacity to unaffiliated commercial leased access programmers;

•	rules limiting our ability to enter into exclusive agreements with multiple dwelling unit complexes and control our inside wiring;

•	rules, regulations, and regulatory policies relating to provision of voice communications and high-speed Internet service;

•	rules for franchise renewals and transfers; and

•	other requirements covering a variety of operational areas such as equal employment opportunity, technical standards, and customer service requirements.

Additionally, many aspects of these regulations are currently the subject of judicial proceedings and administrative or legislative proposals.  There are also ongoing efforts to amend or expand the federal, state, and local regulation of some of our cable systems, which may compound the regulatory risks we already face, and proposals that might make it easier for our employees to unionize.  Certain states and localities are considering new cable and telecommunications taxes that could increase operating expenses.

Our franchises are subject to non-renewal or termination. The failure to renew a franchise in one or more key communities could adversely affect our business.

Our cable systems generally operate pursuant to franchises, permits, and similar authorizations issued by a state or local governmental authorities and residential communities.  Many franchises establish comprehensive facilities and service requirements, as well as specific customer service standards and monetary penalties for non-compliance.  In many cases, franchises are terminable if the franchisee fails to comply with significant provisions set forth in the franchise agreement governing system operations.  Franchises are generally granted for fixed terms and must be periodically renewed.  Franchising authorities may resist granting a renewal if either past performance or the prospective operating proposal is considered inadequate.  Franchise authorities often demand concessions or other commitments as a condition to renewal.  In some instances, local franchises have not been renewed at expiration, and we have operated and are operating under either temporary operating agreements or without a franchise while negotiating renewal terms with the local franchising authorities.

We cannot assure you that we will be able to comply with all significant provisions of our franchise agreements and certain of our franchisors have from time to time alleged that we have not complied with these agreements.   A termination of or a sustained failure to renew a franchise in one or more key communities could adversely affect our business in the affected geographic area.

Further regulation of the cable industry could cause us to delay or cancel service or programming enhancements, or impair our ability to raise rates to cover our increasing costs, resulting in increased losses.

Currently, rate regulation is strictly limited to the basic service tier and associated equipment and installation activities.  However, the FCC and Congress continue to be concerned that cable rate increases are exceeding inflation.  It is possible that either the FCC or Congress will further restrict the ability of cable system operators to implement rate increases.  Should this occur, it would impede our ability to raise our rates.  If we are unable to raise our rates in response to increasing costs, our losses would increase.

There has been legislative and regulatory interest in requiring cable operators to offer historically combined programming services on an á la carte basis.  It is possible that new marketing restrictions could be adopted in the future. Such restrictions could adversely affect our operations.

Actions by pole owners might subject us to significantly increased pole attachment costs.

Pole attachments are cable wires that are attached to utility poles.  Cable system attachments to public utility poles historically have been regulated at the federal or state level, generally resulting in favorable pole attachment rates for attachments used to provide cable service.  The FCC previously determined that the lower cable rate was applicable to the mixed use of a pole attachment for the provision of both cable and Internet access services.  However, in late 2007, the FCC issued a NPRM, in which it “tentatively concludes” that this approach should be modified.  The change could affect the pole attachment rates we pay when we offer either data or voice services over our broadband facility.  Any changes in the FCC approach could result in a substantial increase in our pole attachment costs.

Increasing regulation of our Internet service product adversely affect our ability to provide new products and services.

There has been continued advocacy by certain Internet content providers and consumer groups for new federal laws or regulations to adopt so-called “net neutrality” principles limiting the ability of broadband network owners (like us) to manage and control their own networks.  In August 2005, the FCC issued a nonbinding policy statement identifying four principles to guide its policymaking regarding high-speed Internet and related services.  These principles provide that consumers are entitled to:  (i) access lawful Internet content of their choice; (ii) run applications and services of their choice, subject to the needs of law enforcement; (iii) connect their choice of legal devices that do not harm the network; and (iv) enjoy competition among network providers, application and service providers, and content providers.  In August 2008, the FCC issued an order concerning one Internet network management practice in use by another cable operator, effectively treating the four principles as rules and ordering a change in network management practices.  This decision is on appeal.  In October 2009, the FCC released a NPRM seeking additional comment on draft rules to codify these principles and to consider further network neutrality requirements.  This Rulemaking and additional proposals for new legislation could impose additional obligations on high-speed Internet providers.   Any such rules or statutes could limit our ability to manage our cable systems (including use for other services), to obtain value for use of our cable systems and respond to competitive competitions.

Changes in channel carriage regulations could impose significant additional costs on us.

Cable operators also face significant regulation of their channel carriage.  We can be required to devote substantial capacity to the carriage of programming that we might not carry voluntarily, including certain local broadcast signals; local public, educational and government access (“PEG”) programming; and unaffiliated, commercial leased access programming (required channel capacity for use by persons unaffiliated with the cable operator who desire to distribute programming over a cable system).  The FCC adopted a plan in 2007 addressing the cable industry’s broadcast carriage obligations once the broadcast industry migration from analog to digital transmission is completed, which occurred in June 2009.  Under the FCC’s plan, most cable systems are required to offer both an analog and digital version of local broadcast signals for three years after the June 12, 2009 digital transition date.  This burden could increase further if we are required to carry multiple programming streams included within a single digital broadcast transmission (multicast carriage) or if our broadcast carriage obligations are otherwise expanded.  The FCC also adopted new commercial leased access rules which dramatically reduce the rate we can charge for leasing this capacity and dramatically increase our associated administrative burdens.  These regulatory changes could disrupt existing programming commitments, interfere with our preferred use of limited channel capacity, and limit our ability to offer services that would maximize our revenue potential.  It is possible that other legal restraints will be adopted limiting our discretion over programming decisions.

Offering voice communications service may subject us to additional regulatory burdens, causing us to incur additional costs.

We offer voice communications services over our broadband network and continue to develop and deploy VoIP services.  The FCC has declared that certain VoIP services are not subject to traditional state public utility regulation.  The full extent of the FCC preemption of state and local regulation of VoIP services is not yet clear. Expanding our offering of these services may require us to obtain certain authorizations, including federal and state licenses.  We may not be able to obtain such authorizations in a timely manner, or conditions could be imposed upon such licenses or authorizations that may not be favorable to us.  The FCC has extended certain traditional telecommunications requirements, such as E911, Universal Service fund collection, CALEA, Customer Proprietary Network Information and telephone relay requirements to many VoIP providers such as us.  Telecommunications companies generally are subject to other significant regulation which could also be extended to VoIP providers.  If additional telecommunications regulations are applied to our VoIP service, it could cause us to incur additional costs.

We rely on bandwidth providers, data centers and others in providing products and services to our users, and any failure or interruption in the services and products provided by these third parties could damage our reputation and harm our ability to operate our business.

We rely on vendors, including bandwidth providers in providing products and services to our users. Any disruption in the network access provided by these providers or any failure of these providers to handle current or higher volumes of use could significantly harm our business. Any financial or other difficulties our providers face may have negative effects on our business. We exercise little control over these vendors, which increases our vulnerability to problems with the services they provide. We license technology and related databases to facilitate aspects of our data center and connectivity operations including Internet traffic management services. We expect to experience interruptions and delays in service and availability for such elements. Any errors, failures, interruptions or delays in connection with these technologies and information services could harm our relationship with users, adversely affect our business and expose us to liabilities.

Interruption or failure of our information technology and communications systems could hurt our ability to effectively provide our products and services, which could damage our reputation and harm our operating results.

The availability of our products and services depends on the continuing operation of our information technology and communications systems. Any damage to or failure of our systems could result in interruptions in our service, which could reduce our revenues and profits, and damage our brand. Our systems are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks or other attempts to harm our systems. Some of our data centers are located in areas with a high risk of major earthquakes. Our data centers are also subject to break-ins, sabotage and intentional acts of vandalism, and potential disruptions if the operators of these facilities have financial difficulties. Some of our systems are not fully redundant, and our disaster recovery planning cannot account for all eventualities. The occurrence of a natural disaster, a decision to close a facility we are using without adequate notice for financial reasons or other unanticipated problems at our data centers could result in lengthy interruptions in our service.

Risks Related to Ownership of Our Common Stock

The price of our common stock may be extremely volatile.

        In some future periods, our results of operations may be below the expectations of public market investors, which could negatively affect the market price of our common stock. Furthermore, the stock market in general has experienced extreme price and volume fluctuations in recent years. We believe that, in the future, the market price of our common stock could fluctuate widely due to variations in our performance and operating results or because of any of the following factors:

• announcements of new services, products, technological innovations, acquisitions or strategic relationships by us or our competitors;
• trends or conditions in the software, business process outsourcing and Internet markets;

• changes in market valuations of our competitors; and
• general political, economic and market conditions.

        In addition, the market prices of securities of telecommunications companies, including our own, have been volatile and have experienced fluctuations that have often been unrelated or disproportionate to a specific company's operating performance. As a result, investors may not be able to sell shares of our common stock at or above the price at which an investor purchase paid. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against that company. If any securities litigation is initiated against us, we could incur substantial costs and our management's attention could be diverted from our business.

Quarterly and annual operating results may fluctuate, which could cause our stock price to be volatile.

        Our quarterly and annual operating results may fluctuate significantly in the future due to a variety of factors that could affect our revenues or our expenses in any particular period. You should not rely on our results of operations during any particular period as an indication of our results for any other period. Factors that may adversely affect our periodic results may include the loss of a significant account or accounts.

        Our operating expenses are based in part on our expectations of our future revenues and are partially fixed in the short term. We may be unable to adjust spending quickly enough to offset any unexpected revenue shortfall.

The significant concentration of ownership of our common stock will limit an investor's ability to influence corporate actions.

        The concentration of ownership of our common stock may limit an investor's ability to influence our corporate actions and have the effect of delaying or deterring a change in control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company, and may affect the market price of our common stock. Certain major stockholders, if they act together, are able to substantially influence all matters requiring stockholder approval, including the election of all directors and approval of significant corporate transactions and amendments to our certificate of incorporation. These stockholders may use their ownership position to approve or take actions that are adverse to interests of other investors or prevent the taking of actions that are inconsistent with their respective interests.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

The availability of a large number of authorized but unissued shares of common stock may, upon their issuance, lead to dilution of existing stockholders.

We are authorized to issue 40,000,000 shares of common stock, $0.001 par value per share, of which, as of October 26, 2010 18,543,134 shares of common stock were issued and outstanding and 21,456,866 remain unissued. These shares may be issued by our board of directors without further stockholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the market price of our common stock.

Further, our Certificate of Incorporation authorizes 10,000,000 shares of preferred stock, $0.001 par value per share. The board of directors is authorized to provide for the issuance of these unissued shares of preferred stock in one or more series, and to fix the number of shares and to determine the rights, preferences and privileges thereof. Accordingly, the board of directors may issue preferred stock which convert into large numbers of shares of common stock and consequently lead to further dilution of other shareholders.

We do not intend to pay cash dividends in the foreseeable future

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

There is currently a very limited market for our securities and there can be no assurance that anymore liquid market will ever develop.

There is currently only a very limited trading market for our common stock and there are currently only a few market-makers quoting our stock. There can be no assurance as to whether additional market makers will quote our stock or that an orderly market will develop, (if ever) in our common stock.  As a result, we expect that the price at which our stock trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock. Owing to the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. See “Broker-dealers may be discouraged from effecting transactions in our common stock because they are considered a penny stock and are subject to the penny stock rules.”

Our common stock is subject to the Penny Stock Regulations

Our common stock and will likely be subject to the SEC's “penny stock” rules to the extent that the price remains less than $5.00. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale, may further limit your ability to sell your shares.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the `penny stock` rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our common stock is illiquid and subject to price volatility unrelated to our operations

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Sales of substantial amounts of common stock, or the perception that such sales could occur, and the existence of convertible securities to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

Item 2. Management’s Discussion and Analysis or Plan of Operation.

The following discussion and analysis should be read in conjunction with the financial statements and the notes to those statements included in this 8-K other previous SEC filings. This discussion contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results could differ materially. Factors that could cause or contribute to such differences include, but are not limited to those discussed below, as well as those discussed elsewhere in this 8-K, including those factors discussed under the heading “Risk Factors.” See “Forward Looking Statements”.

Business

Pathworks-Florida is engaged in the business of development, installation and operation of fiber optic telecommunications delivery systems for multi-family residential units. One of the Company’s shareholders, Pathworks, Inc. (“Pathworks”), is a party to a Master Agreement (the “Master Agreement”) with CenturyTel Services Group, LLC (“CenturyLink”), pursuant to which, Pathworks, has rights with respect to bulk content pricing and tariffs applicable to services to be provided in certain identified markets.  In furtherance of its performance under the Master Agreement, Pathworks has assigned certain of its rights and responsibilities under the Master Agreement to Pathworks-Florida.  In exchange, Pathworks-Florida has entered into a royalty agreement with Pathworks whereby Pathworks-Florida would pay Pathworks a royalty for the first five years of service provided to Pathworks-Florida customers and thereafter such service would continue to be provided by Pathworks-Florida on a royalty-free basis.  See also “Business of Pathworks-Florida”, above)

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations is based upon our financial statements which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities. Currently, our only estimate is that of depreciation expense. We base our estimates on historical experience and on other assumptions that we believes to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Fair Values of Financial Instruments

At June 30, 2010, fair values of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable approximate their carrying amount due to the short period of time to maturity.

Property and equipment

We record property and equipment at cost and calculate depreciation using the straight-line method over the estimated useful life of the assets, which is estimated to be three years. Expenditures for maintenance and repairs, which do not improve or extend the expected useful life of the assets, are expensed to operations while major repairs are capitalized. The gain or loss on disposal of property, plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets, and, if any, is recognized in the statements of operations.

Stock-based compensation

As of January 1, 2006, SFAS No. 123R, Share-Based Payment, became effective for all companies and addresses the accounting for share-based payment transactions. SFAS No. 123R eliminates the ability to account for share-based compensation transactions using APB No. 25, and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. We have never implemented a stock option plan nor have we ever issued stock in lieu of compensation to anyone. As such, this pronouncement has no impact on these financial statements but its provisions will apply to the extent we engage in such activities in the future.

Results of Operations

Six Months Ended March 31, 2009

Revenues for the six months ended June 30, 2010 were $53,092.  There are no comparable amounts for any prior periods.  Our cost of revenues was $49,569, netting a gross margin of $6,523.  Operating expenses were $371,990 (comprising consulting fees and sales, general and administrative expense) and our operating loss before taxes for the period was $365,467. Interest expense for the six months ended June 30, 2010 was approximately $16,796.

Year Ended December 31, 2009

Revenues for the period from inception (March 5, 2009) to December 31, 2009 were $25,889.  There are no comparable amounts for any prior periods.  Our cost of revenues was $31,624, netting a gross margin deficiency of $5,735.  Operating expenses were $391,586 (comprising consulting fees and sales, general and administrative expense) and our operating loss before taxes for the period was $397,321. Interest expense for the six months ended June 30, 2010 was approximately $1,907.

Liquidity and Capital Resources

Our need for funds will increase from period to period as we increase the scope of our development, marketing, and operating activities. From inception through June 30, 2010, we have funded this need through member capital contributions, loan proceeds and proceeds from equipment financing.  The company intends to seek to raise an additional $10-20 million investment to provide capital for physical improvements on customer projects and fund required working capital for operations.

There is no guarantee that the company will be able to raise such additional capital or any portion thereof or whether the terms and conditions of raising such capital will be favorable to the company.  It is likely that the raising of any additional capital will result in significant and substantial dilution to current shareholders.

Item 3. Description of Property.

Pathworks-Florida leases approximately 1,400 sq. ft. as its principal offices at 830 Cottage View Drive Traverse City, MI 49684 for a monthly rental of $1,400 per month pursuant to a written lease with Pavilion Title Agency, Inc. dated as of July 8, 2010.  The lease provides for a month-to-month term which automatically renews each month until terminated by one of the parties by providing 30-days written notice to the other party.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information with respect to beneficial ownership of our common stock, as of October 26, 2010 and after giving effect to the Merger by:

•	each beneficial owner of 5% or more of the currently outstanding shares of our common stock;

•	each of our directors;

•	each of our executive officers; and

•	all of our directors and executive officers as a group.

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of October 26, 2010 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

Each stockholder’s percentage ownership is based on 18,543,134 shares of our common stock outstanding as of October 26, 2010.

Name & Address of Beneficial Owner[1]	Office, If Any	Shares	Notes Convertible And Options and Warrants Exercisable within 60 days	Percent of Class[2]
Holders of more than 5%:
Pathworks Corporation 830 Cottage View Drive Traverse City, MI 49684		4,444,650	-	23.97%
Chesscom Technologies, Inc. 2610 Tampa East Blvd. Tampa, FL 33619		3,398,850	-	18.33%
Keyano Invest Inc. C/o VP Bank attention Mr. Diego Piccoli Bleicherweg 50 CH 8039 Zurich Switzerland		6,282,034[3]	-	33.88%

Officers and Directors:
Elie Saltoun 4500 Steiner Ranch Blvd. Suite 1708 Austin, Texas 78732	President, CEO, Treasurer and Director	6,282,034[3]	-	67.55%
Jeffrey Nunez 4500 Steiner Ranch Blvd. Suite 1708 Austin, Texas 78732	Vice President, Secretary and Director	1,012,047	-	5.46%
James Grimwade C/O Pathworks Corporation 830 Cottage View Drive Traverse City, MI 49684	Director	871,500	-	4.70%
All officers and directors as a group (3 persons named above)		6,294,081	-	44.04%

(1)
Beneficial Ownership is determined in accordance with Rule 13d-3 of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.  For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

(2)	Based on 18,543,134 shares of our Common Stock outstanding as of October 26, 2010.

(3)
Our president, CEO, Treasurer and director, Elie Saltoun, owns fifty percent of Keyano Invest Inc. Accordingly, Mr. Saltoun and Keyano are deemed to be affiliates. Mr. Saltoun is deemed to be the beneficial owner of any securities owned by Keyano, and vice versa. Therefore, the 6,282,034 shares of our common stock owned by Keyano include the 900,000 shares of common stock held by Mr. Saltoun. Conversely, the 6,282,034 shares of our common stock owned by Mr. Saltoun include the 5,382,034 shares held by Keyano.

Item 5. Directors, Executive Officers, Promoters and Control Persons.

Set forth below are the names of our directors, officers and significant employees, their ages, all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years.

Name	Age	Positions Held	Experience
Elie Saltoun	70	Chief Executive Officer, President and Treasurer since November 2004
Elie Saltoun has served as our Chief Executive Officer, President and Treasurer, and as the Chairman of our board of directors since November 2004. Mr. Saltoun also served as our Secretary from July 2001 until he resigned to assume his current role with our Company. Since May 2005, Mr. Saltoun has also acted as a principal of Keyano Invest Inc., a corporate consulting firm based in Brazil. Mr. Saltoun is an expert at structuring complex foreign debt recoveries and debt to equity transactions. He has successfully coordinated the use and conversion of past due unpaid sovereign debt into equity in privatized Brazilian State-owned companies, and has supervised the purchase and swap of unpaid obligations from a State-owned reinsurance organization.

Jeffrey Nunez	50	Vice President and Secretary since November 2004
During the period from our inception until November 4, 2004, Mr. Nunez was our director, Chief Executive Officer, President and Treasurer. He resigned from all of those positions (except he remained a director) on November 4, 2004 and on such date he was appointed as our Secretary. From October 2003 to present Mr. Nunez has been self employed acting as a consultant to public companies under the name Broad Street Capital.

Omar Malheiro Silva Araújo	55	President, Chief Executive Officer and director of ATN since April 1997
Mr. Araújo has been the President, Chief Executive Officer and director of our subsidiary ATN since April 1997. Mr. Araújo is the co-founder of ATN. From 1991 to 1997, Mr. Araújo served as the Chief Financial Officer and director of Cartao Unibanco Visa where he supervised the cash flow of the credit card division. Mr. Araújo has a MBA in Finance.

Manuel da Costa Fraguas	62	General Manager and director of ATN since April 1997	Mr. Fraguas has been the General Manager and director of our subsidiary ATN since its inception on April 1997. Mr. Fraguas is the co-founder of ATN. Mr. Fraguas has a master in Production Engineering.

James Grimwade	51	Director since October 2010
Mr. Grimwade has been the principal owner and President of JG Resources, Inc. since January 2007.  JG Resources manages the liquidation of retail equipment from “big box” retail stores, Fortune 500 companies, regional chains, distribution centers and manufacturing facilities.  Previously, he had been the principal and President of National Retail Equipment Liquidators, Inc. since March 1985.

Item 6. Executive Compensation

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our Chief Executive Officer, for services during the last three fiscal years in all capacities to us, our subsidiaries and predecessors. No executive officer received compensation of $100,000 or more in any of the last three fiscal years.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation Earnings ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Elie Saltoun	2008	0	0	0	0	0	0	75,097	75,097
CEO	2009	0	0	0	0	0	0	0	0

Jeffrey Nunez	2008	0	0	0	0	0	0	26,693	26,693
Secretary	2009	0	0	0	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year End

None of our executive officers received any equity awards, including, options, restricted stock or other equity incentives, during the fiscal year ended December 31, 2009.

Employment Agreements.

None.

DIRECTOR COMPENSATION

     The following table sets forth Director compensation for the fiscal year ending December 31, 2009.

None.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

On November 22, 2005, we entered into a Debt Conversion Agreement with Keyano, the holder of our convertible promissory note having a principal amount plus accrued interest of $1,063,750. Under the Debt Conversion Agreement, we converted Keyano’s note and any accrued interest into our common stock at a rate of $0.20 per share. 5,318,750 shares of our common stock were delivered to Keyano and the note was cancelled. Keyano is an affiliate of our director and current Chief Executive Officer, President and Treasurer, Elie Saltoun, who is the owner of a 50% interest in Keyano.

On February 27, 2006, we consummated the transactions contemplated by a share exchange agreement among us, ATN, Omar Malheiro Silva Araújo and Manuel da Costa Fraguas, both directors and officers of ATN. Pursuant to the share exchange agreement, we acquired 80% of the outstanding capital stock of ATN in exchange for 2,000,000 shares of our common stock, in the aggregate. The purchase price was subsequently adjusted to an aggregate of 1,200,000 shares of our common stock.  As a result of this transaction, Messrs. Araújo and Fraguas became the owners of 13.8% of our outstanding capital stock.

During the quarter ended March 31, 2008, Keyano Invest Inc., a related party, loaned the Company $1,000,000 for working capital purposes. During the quarter ended June 30, 2008, the Company repaid Keyano Invest Inc $200,000 and converted the remaining balance of $800,000 to a 2.5% convertible debenture. On June 5, 2008, the Company issued 231,884 shares of its commons shares in conversion of an $800,000 debenture from Keyano Invest, Inc, a related party. The shares were converted at $3.45 per share.

Director Independence

The Board of Directors is currently composed of 3 members, Messrs. Saltoun, Nunez and Grimwade. Only Mr. Grimwade is an “independent” director, as that term is defined under the Nasdaq listing standards.

Item 8. Description of Securities.

We currently have authorized capital of 50,000,000 shares, of which 40,000,000 are designated as common stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shares are preferred stock, par value $0.001 per share (the “Preferred Stock”), none of which is currently designated. Following completion of the Merger, the Company has outstanding 18,543,134 shares of Common Stock and no shares of Preferred Stock.

Common Stock

Holders of shares of our Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. Our Common Stock does not have cumulative voting rights. No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

Preferred Stock

None designated or issued.

PART II

Item 1. Market Price of and Dividends on the Registrant’s Common Equity and Other Shareholder Matters

Holders

As of October 21, 2010, there were approximately 100 record holders of our common stock and there were 18,543,134 shares of our common stock outstanding, including 871,500 shares of Common Stock which were escrowed by the Company.

Market Information

Our shares of common stock are quoted on the Pink Sheets under the trading symbol LXUN.

Dividends

We have never declared or paid any dividends nor do we have any intent to do so in the foreseeable future.

Item 2. Legal Proceedings.

We are not currently a party to any legal proceedings. From time to time, we may be involved in legal proceedings and claims arising out of the ordinary course of business.

Item 4. Recent Sales of Unregistered Securities.

In connection with the Merger transaction between the Company and Pathworks-Florida on October 21, 2010, the Company issued the following shares of its common stock to the former shareholders of Pathworks-Florida:

James A. Grimwade	871,500
Pathworks Corporation	4,444,650
Chesscom Technologies, Inc,	3,398,850

Total	8,715,000

871,500 of the above-indicated shares are being held in escrow by the Company and are subject to release based on certain mutually-agreed terms and conditions.

On October 21, 2010, the Company issued 400,000 shares of common stock to Elie Saltoun, the Company’s President and 600,000 shares of common stock to Jeffrey Nunez, the Company’s Vice President and Secretary.

Item 5. Indemnification of Directors and Officers.

     Our Certificate of Incorporation, as amended, and by-laws provide that we shall, to the fullest extent permitted by applicable Delaware law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     Delaware law authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered) we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART F/S

Reference is made to the filings by Lexicon United Incorporated for its financial statements.

The financial statements of Pathworks-Florida’s predecessor in interest, Ethos Media, LLC (“Ethos”), are in Exhibit 99.1. On July 20, 2010, all of the members of Ethos exchanged their membership interests for shares in Pathworks Corporation, Inc., (“Pathworks”) a Florida corporation; as a result of this transaction, the members of Ethos became the 100% shareholders of Pathworks and Ethos became the wholly owned subsidiary of Pathworks.

Subsequently, on July 20, 2010, Pathworks exchanged its 100% ownership of Ethos pursuant to a joint venture agreement with Chesscom Technologies, Inc., A Nevada Corporation and James G. Grimwade, (“Grimwade”) an individual.  Under the agreement, Pathworks obtained a 51% interest in the joint venture entity, Pathworks-Florida; Chesscom Technologies received a 39% interest in Pathworks-Florida and Grimwade received a 10% interest in Pathworks-Florida.

On October 21, 2010, Lexicon United Incorporated (the “Company”) completed its previously announced merger (“Merger”) with Pathworks PCO of Florida, Inc. (“Pathworks-Florida”), pursuant to which Pathworks-Florida became a wholly-owned subsidiary of the Company.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Merger transaction between the Company and Pathworks-Florida on October 21, 2010, the Company issued the following shares of its common stock to the former shareholders of Pathworks-Florida:

James A. Grimwade	871,500
Pathworks Corporation	4,444,650
Chesscom Technologies, Inc,	3,398,850

Total	8,715,000

871,500 of the above-indicated shares are being held in escrow by the Company and are subject to release based on certain mutually-agreed terms and conditions.

On October 21, 2010, the Company issued 400,000 shares of common stock to Elie Saltoun, the Company’s President and 600,000 shares of common stock to Jeffrey Nunez, the Company’s Vice President and Secretary.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of the Merger Agreement, on October 21, 2010 the Company appointed James Grimwade as a director of the Company with immediate effect.

See Item 5 of Item 2.01 of this Form 8-K for information concerning the background of the officers and directors.

Item 9.01 Financial Statements and Exhibits.

(a) As a result of the Merger described in Item 2.01, the registrant is filing Pathworks-Florida’s audited financial information for the period ended December 31, 2009 and unaudited financial statements for the six-month period ended June 30, 2010 as Exhibit 99.1 to this current report.

(b) Pro forma financial information has not been included, as it would not be materially different from the financial information of Pathworks-Florida as referenced above.

(d) Exhibits

EXHIBIT
NUMBER	DESCRIPTION

3.1	Lexicon United Incorporated Corporation Certificate of Incorporation (filed with the Registrant's Registration Statement on August 28, 2001, and incorporated herein by reference).

3.2*	Certificate of Merger filed with the Delaware Secretary of State.

3.3	Lexicon United Incorporated Bylaws (filed with the Registrant's Registration Statement on August 28, 2001, and incorporated herein by reference).

10.1
Agreement and Plan of Merger by and between the Company, Pathworks PCO of Florida, Inc. and Lexicon Acquisition, Inc., (filed as Exhibit 10.1 to the Company’s Form 8-K/A filed on August 5, 2010, and incorporated herein by reference)

10.2*	Management Advisory Agreement dated as of September 20, 2010 by and between Chesscom Technologies, Incl. and Chesscom Management Advisors, Inc.

99.1*	Financial Statements for Pathworks PCO of Florida, Inc. for the period ended December 31, 2009 (audited) and for the six-month period ended June 30, 2010 (unaudited).

*  Filed herewith

SIGNATURES

 Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXICON UNITED INCORPORATED

By:	/S/ Elie Saltoun
Name:	Elie Saltoun
Title:	President

Dated:	October 29, 2010

EXHIBIT LIST

EXHIBIT
NUMBER	DESCRIPTION

3.1	Lexicon United Incorporated Corporation Certificate of Incorporation (filed with the Registrant's Registration Statement on August 28, 2001, and incorporated herein by reference).

3.2*	Certificate of Merger filed with the Delaware Secretary of State.

3.3	Lexicon United Incorporated Bylaws (filed with the Registrant's Registration Statement on August 28, 2001, and incorporated herein by reference).

10.1
Agreement and Plan of Merger by and between the Company, Pathworks PCO of Florida, Inc. and Lexicon Acquisition, Inc., (filed as Exhibit 10.1 to the Company’s Form 8-K/A filed on August 5, 2010, and incorporated herein by reference)

10.2*	Management Advisory Agreement dated as of September 20, 2010 by and between Chesscom Technologies, Incl. and Chesscom Management Advisors, Inc.

99.1*	Financial Statements for Pathworks PCO of Florida, Inc. for the period ended December 31, 2009 (audited) and for the six-month period ended June 30, 2010 (unaudited).

*  Filed herewith